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                                                                     EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           498 7TH AVENUE, 19TH FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 497-5030
                                FAX 212-497-3100

                                                                  April 29, 2004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051

JPMorgan Chase Bank
4 New York Plaza--6th Floor
New York, New York 10081

RE: THE MERRILL LYNCH FUND OF STRIPPED ("ZERO")
    U.S. TREASURY SECURITIES, SERIES B-H AND J-L

(A Unit Investment Trust) Units of Fractional Undivided Interest-Registered Under the Securities Act of 1933, File No. 2-94915, 33-02813, 33-13386,
33-21320, 33-28038, 33-34403, 33-39606, 33-49519, 33-53085, 333-76661 and
33-02455)

Gentlemen:

    We have examined the Registration Statement for the above captioned Fund.

    We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus contained in the Post-Effective Amendment No. 19 for Series B-H and J-L to the Registration Statement for the above captioned Fund and to the use of the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

    You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                Very truly yours,

                                                STEVEN MIANO
                                                Director Fixed Income
                                                Data Operations